Exhibit 99.1

Alto Ingredients, Inc. Reports Second Quarter 2025 Results

- Western Assets Increased Gross Profit by $5.6 Million, Compared to Q2 2024 -

Pekin, IL, August 6, 2025 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients, reported its financial results for the quarter ended June 30, 2025.

“In 2025, our higher productivity and efficiency initiatives positively impacted our financial position. These successes reflect our commitment to projects with near-term returns and long-term benefits,” said Bryon McGregor, President and Chief Executive Officer of Alto Ingredients. “In the second quarter of 2025, our Western assets generated gross profit, reflecting the positive impact of our liquid CO2 facility acquisition and our decision to cold-idle our Magic Valley facility due to adverse market factors. Our marketing and distribution segment improved because we integrated our bulk sales customers, continued third-party ethanol marketing relationships that met profitability criteria, and transitioned away from business that had limited returns. We partially offset the negative impact of the previously announced loading dock outage at Pekin by capitalizing on our operational flexibility, selling higher-margin ISCC export products into Europe, and rightsizing corporate overhead to align with our current company footprint. In the second quarter of 2025, this corporate reorganization exceeded our annualized savings goal of approximately $8 million.

“Several positive regulatory developments, including the 45Z credit extension through the end of 2029, are beneficial for the industry. This has improved our earnings profile, increasing the intrinsic valuation of our facilities and creating opportunities for at least two of our plants to apply for credits for up to nearly $18 million in the next two years based on our nameplate and targeted carbon intensity scores. To execute our short-term payback strategy, we are evaluating projects to lower our carbon intensity, to capture more of the benefits from favorable regulations, improve prospects to monetize our Western assets, and increased our CO2 utilization at our Pekin campus and at Columbia. We expect that this approach will support our path to profitability.”

Financial Results for the Three Months Ended June 30, 2025 Compared to 2024

●	Net sales were $218.4 million, compared to $236.5 million.

●	Cost of goods sold was $220.4 million, compared to $228.9 million.

●	Gross loss was $1.9 million, compared to gross profit of $7.6 million. The year-over-year change in unrealized noncash derivatives was negative $13.2 million and the realized derivatives gain was positive $7.6 million, resulting in a net unfavorable change of $5.6 million. Although the market crush continued to improve in 2025, it was still on average $0.10 lower than in the second quarter of 2024.

●	Selling, general and administrative expenses were $6.2 million, compared to $9.0 million.

●	Interest expense was $2.8 million, compared to $1.7 million.

●	Net loss attributable to common stockholders was $11.3 million, or $0.15 per share, compared to $3.4 million, or $0.05 per share.

●	Adjusted EBITDA was negative $0.2 million, including $4.7 million in realized gains on derivatives, compared to negative $5.9 million, including $2.9 million in realized losses on derivatives.

Financial Results for the Six Months Ended June 30, 2025 Compared to 2024

●	Net sales were $445.0 million, compared to $477.1 million.

●	Cost of goods sold was $448.7 million, compared to $471.9 million.

●	Gross loss was $3.7 million, compared to a gross profit of $5.2 million. The year-over-year change in unrealized noncash derivatives was negative $14.8 million and the realized derivatives gain was positive $7.6 million, resulting in a net unfavorable impact of $7.2 million. Although the market crush continued to improve in 2025, it was still on average lower than in the first half of 2024.

●	Selling, general and administrative expenses were $13.4 million, compared to $16.9 million.

●	Interest expense was $5.5 million, compared to $3.3 million.

●	Net loss attributable to common stockholders was $23.3 million, or $0.31 per share, compared to $15.5 million, or $0.21 per share.

●	Adjusted EBITDA was negative $4.6 million, including $4.9 million in realized gains on derivatives, compared to negative $13.0 million, including $2.7 million in realized losses on derivatives.

Cash and cash equivalents at June 30, 2025 were $29.8 million, compared to $26.8 million at March 31, 2025 and $35.5 million at December 31, 2024. At June 30, 2025, the company’s borrowing availability was $70 million including $5 million under the company’s operating line of credit and $65 million under its term loan facility, subject to certain conditions.

Second Quarter 2025 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, August 6, 2025, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, to receive a number and unique PIN by email, register here. To dial directly up to twenty minutes prior to the scheduled call time, please dial (833) 630-0017 domestically and (412) 317-1806 internationally. The webcast will be archived for replay on the Alto Ingredients website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Wednesday, August 13, 2025. To access the replay, please dial (877) 344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 1666529.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision for income taxes, asset impairments, unrealized derivative gains and losses, acquisition-related expense and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook and future performance, including the anticipated timing and effects of its productivity and efficiency initiatives; expectations around, and the anticipated timing and effects of, regulatory developments, including the Section 45Z credit extension and the dollar amounts of credits for which Alto Ingredients may be eligible to apply and receive; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints, including from tariffs; Alto Ingredients’ ability to timely and fully realize the results of its productivity and cost saving initiatives; regulatory developments and Alto Ingredients’ ability to successfully pursue and secure opportunities, and realize the expected results, under existing and new legislation, including the Section 45Z regulations, and to successfully apply for and receive anticipated credit amounts. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2025.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, Alliance Advisors Investor Relations, 415-433-3777

altoinvestor@allianceadvisors.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net sales	$218,436	$236,468	$444,976	$477,097
Cost of goods sold	220,373	228,915	448,720	471,944
Gross profit (loss)	(1,937)	7,553	(3,744)	5,153
Selling, general and administrative expenses	6,171	8,961	13,361	16,893
Loss from operations	(8,108)	(1,408)	(17,105)	(11,740)
Interest expense, net	(2,811)	(1,669)	(5,540)	(3,303)
Other income (expense), net	(78)	(29)	(31)	212
Loss before provision for income taxes	(10,997)	(3,106)	(22,676)	(14,831)
Provision for income taxes	—	—	—	—
Net loss	$(10,997)	$(3,106)	$(22,676)	$(14,831)
Preferred stock dividends	$(315)	$(316)	$(627)	$(631)
Net loss attributable to common stockholders	$(11,312)	$(3,422)	$(23,303)	$(15,462)
Net loss per share, basic and diluted	$(0.15)	$(0.05)	$(0.31)	$(0.21)
Weighted-average shares outstanding, basic and diluted	74,611	73,486	74,232	73,126

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	June 30, 2025	December 31, 2024
ASSETS

Current Assets:
Cash and cash equivalents	$29,768	$35,469
Restricted cash	723	742
Accounts receivable, net	57,454	58,217
Inventories	53,867	49,914
Derivative instruments	2,563	3,313
Other current assets	5,350	5,463
Total current assets	149,725	153,118
Property and equipment, net	207,997	214,742
Other Assets:
Right of use operating lease assets, net	19,255	20,553
Intangible assets, net	7,885	4,509
Other assets	8,203	8,516
Total other assets	35,343	33,578
Total Assets	$393,065	$401,438

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	June 30, 2025	December 31, 2024
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,705	$20,369
Accrued liabilities	16,021	24,214
Current portion – operating leases	4,984	4,851
Derivative instruments	910	1,177
Other current liabilities	4,893	7,193
Total current liabilities	42,513	57,804

Long-term debt, net	118,323	92,904
Operating leases, net of current portion	15,414	16,913
Other liabilities	8,970	8,754
Total Liabilities	185,220	176,375

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of June 30, 2025 and December 31, 2024 Series B: 927 shares issued and outstanding as of June 30, 2025 and December 31, 2024	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 77,201 and 76,565 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	77	77
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	1,050,261	1,044,176
Accumulated other comprehensive income	4,975	4,975
Accumulated deficit	(847,469)	(824,166)
Total Stockholders’ Equity	207,845	225,063
Total Liabilities and Stockholders’ Equity	$393,065	$401,438

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands) (unaudited)	2025	2024	2025	2024
Net loss	$(10,997)	$(3,106)	$(22,676)	$(14,831)
Adjustments:
Interest expense	2,811	1,669	5,540	3,303
Interest income	(67)	(150)	(150)	(325)
Unrealized derivative losses (gains)	2,117	(11,089)	483	(14,279)
Acquisition-related (income) expense	(460)	675	(460)	1,350
Depreciation and amortization expense	6,365	6,074	12,631	11,802
Total adjustments	10,766	(2,821)	18,044	1,851
Adjusted EBITDA	$(231)	$(5,927)	$(4,632)	$(12,980)

Sales and Operating Metrics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	28.8	30.7	61.4	62.5
Western production renewable fuel gallons sold	8.3	9.0	16.6	20.2
Third-party renewable fuel gallons sold	29.7	34.4	54.1	64.1
Total renewable fuel gallons sold	66.8	74.1	132.1	146.8
Specialty alcohol gallons sold	19.9	21.0	44.2	47.3
Total gallons sold	86.7	95.1	176.3	194.1

Sales Price per Gallon
Pekin Campus production	$1.95	$1.98	$1.92	$1.94
Western production	$2.00	$1.94	$1.98	$1.86
Marketing and distribution	$1.96	$2.04	$1.98	$1.94
Consolidated sales price per gallon	$1.95	$2.00	$1.94	$1.93

Alcohol Production (gallons in millions)
Pekin Campus production	50.9	50.0	105.2	103.6
Western production	8.3	8.6	16.6	18.3
Total production gallons	59.2	58.6	121.8	121.9

Corn Cost per Bushel
Pekin Campus production	$4.86	$4.50	$4.75	$4.62
Western production	$5.71	$5.78	$5.83	$5.84
Consolidated cost per bushel	$4.98	$4.68	$4.89	$4.81

Sales and Operating Metrics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Average Market Metrics
PLATTS Ethanol price per gallon	$1.72	$1.79	$1.72	$1.67
CME Corn cost per bushel	$4.51	$4.43	$4.62	$4.39
Board corn crush per gallons (1)	$0.11	$0.21	$0.07	$0.10

Essential Ingredients Sold (thousand tons)
Pekin Campus production:
Distillers grains	70.2	79.7	160.9	167.4
CO2	45.1	43.3	90.4	82.4
Corn wet feed	28.7	24.8	63.2	50.4
Corn dry feed	21.4	19.8	45.2	38.7
Corn oil and germ	18.9	17.5	38.5	35.3
Syrup and other	11.7	11.1	19.9	20.6
Corn meal	8.3	8.0	17.7	16.3
Yeast	5.7	5.8	12.1	11.5
Total Pekin Campus essential ingredients sold	210.0	210.0	447.9	422.6

Western production:
Distillers grains	61.8	61.8	119.9	133.6
CO2	14.4	15.1	27.0	28.4
Syrup and other	1.2	2.0	2.0	16.2
Corn oil	1.0	0.9	2.4	2.4
Total Western production essential ingredients sold	78.4	79.8	151.3	180.6

Total Essential Ingredients Sold	288.4	289.8	599.2	603.2

Essential ingredients return % (2)
Pekin Campus return	44.2%	48.8%	46.1%	50.0%
Western production return	50.8%	35.1%	49.9%	37.4%
Consolidated total return	45.2%	45.6%	46.7%	47.8%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.
(2)	Essential ingredients revenues as a percentage of total corn costs consumed.

Segment Financials (unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales
Pekin Campus production, recorded as gross:
Alcohol sales	$94,155	$100,687	$201,390	$209,035
Essential ingredient sales	39,565	39,371	84,183	86,080
Intersegment sales	183	286	481	606
Total Pekin Campus sales	133,903	140,344	286,054	295,721

Marketing and distribution:
Alcohol sales, gross	$58,106	$70,157	$107,101	$124,587
Alcohol sales, net	80	64	142	98
Intersegment sales	2,334	2,388	4,840	5,140
Total marketing and distribution sales	60,520	72,609	112,083	129,825

Western production, recorded as gross:
Alcohol sales	$16,604	$17,456	$32,798	$37,690
Essential ingredient sales	8,250	5,950	16,058	13,776
Intersegment sales	505	—	769	(130)
Total Western production sales	25,359	23,406	49,625	51,336

Corporate and other	1,676	2,783	3,304	5,831
Intersegment eliminations	(3,022)	(2,674)	(6,090)	(5,616)
Net sales as reported	$218,436	$236,468	$444,976	$477,097

Cost of goods sold:
Pekin Campus production	$139,748	$130,200	$294,974	$281,311
Marketing and distribution	56,518	69,437	104,167	123,123
Western production	23,501	27,167	49,024	63,683
Corporate and other	1,705	2,943	3,386	5,738
Intersegment eliminations	(1,099)	(832)	(2,831)	(1,911)
Cost of goods sold as reported	$220,373	$228,915	$448,720	$471,944

Gross profit (loss):
Pekin Campus production	$(5,845)	$10,144	$(8,920)	$14,410
Marketing and distribution	4,002	3,172	7,916	6,702
Western production	1,858	(3,761)	601	(12,347)
Corporate and other	(29)	(160)	(82)	93
Intersegment eliminations	(1,923)	(1,842)	(3,259)	(3,705)
Gross profit (loss) as reported	$(1,937)	$7,553	$(3,744)	$5,153

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